EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2018 First Quarter Results

First Quarter Loss Per Share Improved to $0.10; May Comparable Sales Increased 7.5%

LYNNWOOD, Wash., June 07, 2018 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ:ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the first quarter ended May 5, 2018.

Total net sales for the first quarter ended May 5, 2018 (13 weeks) increased 13.9% to $206.3 million from $181.2 million in the first quarter ended April 29, 2017 (13 weeks).  Comparable sales for the thirteen weeks ended May 5, 2018 increased 8.3% compared to a comparable sales increase of 1.8% for the thirteen weeks ended April 29, 2017.  Net loss in the first quarter of fiscal 2018 was $2.6 million, or $0.10 per diluted share, compared to a net loss of $4.4 million, or $0.18 per diluted share, in the first quarter of the prior fiscal year.

At May 5, 2018, cash and current marketable securities increased 54.2% to $118.0 million, compared to cash and current marketable securities of $76.5 million at April 29, 2017. The increase in cash and current marketable securities was driven by cash generated through operations partially offset by capital expenditures.

“Our new fiscal year is off to a very good start,” commented Rick Brooks, Chief Executive Officer of Zumiez Inc. “The strong top-line momentum we achieved in 2017 acclerated during the first quarter fueled by the strength of our assortments and the seamless shopping experience we’ve created for consumers who interact with our brand. With comparable sales increasing 8.3%, we generated significant expense leverage and dramatically improved our bottom line performance year-over-year.  We are confident that we are on the right path to further expand our global market share and drive increased value for our customers, our employees, our brand partners, and our shareholders over the long-term.”

May 2018 Sales
Total net sales for the four-week period ended June 2, 2018 increased 12.2% to $59.7 million, compared to $53.2 million for the four-week period ended May 27, 2017. The Company's comparable sales increased 7.5% for the four-week period ended June 2, 2018 compared to a comparable sales increase of 3.3% for the four-week period ended May 27, 2017.

Fiscal 2018 Second Quarter Outlook
The Company is introducing guidance for the three months ending August 4, 2018.  Net sales are projected to be in the range of $213 million to $217 million including anticipated comparable sales growth of between 3.0% and 5.0%.  Consolidated operating margins are expected to be between  1.2% and 2.0% resulting in net income per share of approximately $0.04 to $0.09.  The Company currently intends to open approximately 13 new stores in fiscal 2018, including up to 6 stores in the United States, 5 stores in Europe and 2 stores in Australia.

A conference call will be held today to discuss first quarter fiscal 2018 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 2578857.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of June 2, 2018 we operated 700 stores, including 608 in the United States, 50 in Canada, 35 in Europe and 7 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, blue-tomato.com and fasttimes.com.au

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended February 3, 2018 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF LOSS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	May 5, 2018	% of Sales	April 29, 2017	% of Sales
Net sales	$206,287	100.0%	$181,155	100.0%
Cost of goods sold	143,700	69.7%	129,106	71.3%
Gross profit	62,587	30.3%	52,049	28.7%
Selling, general and administrative expenses	64,296	31.1%	58,283	32.2%
Operating loss	(1,709)	(0.8%)	(6,234)	(3.5%)
Interest income, net	283	0.1%	82	0.0%
Other expense, net	(482)	(0.2%)	(450)	(0.1%)
Loss before income taxes	(1,908)	(0.9%)	(6,602)	(3.6%)
Provision (benefit) for income taxes	699	0.4%	(2,154)	(1.1%)
Net loss	$(2,607)	(1.3%)	$(4,448)	(2.5%)
Basic loss per share	$(0.10)		$(0.18)
Diluted loss per share	$(0.10)		$(0.18)
Weighted average shares used in computation of loss per share:
Basic	24,831		24,580
Diluted	24,831		24,580

ZUMIEZ INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	May 5, 2018	February 3, 2018	April 29, 2017
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,063	$24,041	$22,320
Marketable securities	88,918	97,864	54,175
Receivables	18,466	17,027	13,992
Inventories	128,244	125,826	122,406
Prepaid expenses and other current assets	13,898	14,405	13,162
Total current assets	278,589	279,163	226,055
Fixed assets, net	126,047	128,852	132,582
Goodwill	60,832	62,912	56,761
Intangible assets, net	15,955	16,696	14,816
Deferred tax assets, net	3,288	4,174	9,061
Other long-term assets	6,993	7,713	8,161
Total long-term assets	213,115	220,347	221,381
Total assets	$491,704	$499,510	$447,436

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$45,980	$37,861	$53,394
Accrued payroll and payroll taxes	15,132	20,650	11,410
Income taxes payable	359	5,796	67
Deferred rent and tenant allowances	7,873	8,073	8,425
Short term borrowings	4,696	943	—
Other liabilities	21,194	25,924	22,501
Total current liabilities	95,234	99,247	95,797
Long-term deferred rent and tenant allowances	39,217	39,275	41,181
Other long-term liabilities	4,768	5,073	4,889
Total long-term liabilities	43,985	44,348	46,070
Total liabilities	139,219	143,595	141,867

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 25,470 shares issued and outstanding at May 5, 2018, 25,249 shares issued and outstanding at February 3, 2018 and 25,196 shares issued and outstanding at April 29, 2017	148,591	146,523	142,460
Accumulated other comprehensive (loss) income	(4,908)	35	(14,998)
Retained earnings	208,802	209,357	178,107
Total shareholders’ equity	352,485	355,915	305,569
Total liabilities and shareholders’ equity	$491,704	$499,510	$447,436

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three Months Ended
	May 5, 2018	April 29, 2017
Cash flows from operating activities:
Net loss	$(2,607)	$(4,448)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	6,970	6,660
Deferred taxes	217	(2,033)
Stock-based compensation expense	1,642	1,278
Other	588	385
Changes in operating assets and liabilities:
Receivables	(1,096)	(135)
Inventories	(3,781)	(15,408)
Prepaid expenses and other current assets	871	(209)
Trade accounts payable	7,723	27,919
Accrued payroll and payroll taxes	(5,383)	(3,525)
Income taxes payable	(5,993)	(3,199)
Deferred rent and tenant allowances	(32)	328
Other liabilities	(2,997)	(2,946)
Net cash (used in) provided by operating activities	(3,878)	4,667
Cash flows from investing activities:
Additions to fixed assets	(3,585)	(7,117)
Purchases of marketable securities and other investments	(12,932)	(20,006)
Sales and maturities of marketable securities and other investments	21,590	24,370
Net cash provided by (used in) investing activities	5,073	(2,753)
Cash flows from financing activities:
Proceeds from revolving credit facilities	17,245	—
Payments on revolving credit facilities	(13,347)	—
Proceeds from issuance and exercise of stock-based awards	621	370
Payments for tax withholdings on equity awards	(195)	(172)
Net cash provided by financing activities	4,324	198
Effect of exchange rate changes on cash and cash equivalents	(497)	(39)
Net increase in cash and cash equivalents	5,022	2,073
Cash and cash equivalents, beginning of period	24,041	20,247
Cash and cash equivalents, end of period	$29,063	$22,320
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$6,442	$3,074
Accrual for purchases of fixed assets	2,872	3,601

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200